Exhibit 99.3
Investor Relations Update
January 25, 2024
General Overview

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Capacity - The Company expects its first-quarter capacity to be up approximately 6.5% to 8.5% versus the first quarter of 2023. The Company expects its full-year capacity to be up mid-single digits year-over-year.

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TRASM - First-quarter total revenue per available seat mile (TRASM) is expected to be down approximately 3.5% to 5.5% versus the first quarter of 2023. The Company expects its full-year TRASM to be approximately flat to down 3% year-over-year.

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CASM-ex1 - The Company expects its first-quarter CASM-ex to be up approximately 2% to 4% versus the first quarter of 2023. CASM-ex for the first quarter of 2023 did not include the cost impact of higher wage rates associated with the collective bargaining agreement with mainline pilots ratified in August 2023. Normalizing for the cost of this agreement, the Company expects that its first-quarter CASM-ex would be approximately flat year-over-year. The Company expects its full-year CASM-ex to be up approximately 0.5% to 3.5% year-over-year.

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Fuel - Based on the January 17, 2024, forward fuel curve, the Company expects to pay an average of between $2.65 and $2.85 per gallon of jet fuel (including taxes) in the first quarter and expects to consume between approximately 1.04 and 1.06 billion gallons of jet fuel. Based on its current plans and assumptions, the Company expects to pay an average of between $2.50 and $2.75 per gallon of jet fuel (including taxes) for the full year and to consume between approximately 4.30 to 4.50 billion gallons of jet fuel.

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Adjusted operating margin[1] - Based on current assumptions, the Company expects an adjusted operating margin of approximately 0% to 2% for the first quarter and a full-year adjusted operating margin of approximately 6% to 9%.

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Adjusted nonoperating expense[1] - The Company expects its total adjusted nonoperating expense to be approximately $370 million and approximately $1,425 million in the first quarter and full year, respectively.

●	Taxes - The Company expects a provision for income taxes at an estimated effective tax rate of approximately 25% for the full year, which is expected to be substantially non-cash.

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Adjusted EPS[1] - Based on the assumptions outlined above, the Company expects its first-quarter adjusted loss per diluted share to be between ($0.15) to ($0.35) based on an expected share count of 655.7 million shares[2]. Based on current assumptions, the Company expects its full-year adjusted earnings per diluted share to be between $2.25 and $3.25 using a share count of 722.9 million shares[2].

Notes:

1.
CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. Adjusted operating margin, adjusted nonoperating expense and adjusted earnings (loss) per diluted share exclude the impact of net special items and are non-GAAP measures. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

2.
The Company’s first-quarter 2024 diluted share count for purposes of computing adjusted loss per diluted share excludes 61.7m shares attributed to the Company’s 6.5% convertible notes as they are expected to be antidilutive. Such shares are expected to be dilutive for the full-year 2024 adjusted earnings per diluted share calculation.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Financial Update
January 25, 2024

1Q 2024[1]
Available seat miles (ASMs)	~ +6.5% to +8.5% (vs. 1Q 23)
TRASM	~ -3.5% to -5.5% (vs. 1Q 23)
CASM excluding fuel and net special items	~ +2% to +4% (vs. 1Q 23)
Average fuel price (incl. taxes) ($/gal)	~ $2.65 to $2.85
Fuel gallons consumed (bil)	~ 1.04 to 1.06
Adjusted operating margin	~ 0% to 2%
Adjusted nonoperating expense ($ mil)	~ $370
Adjusted earnings/(loss) per diluted share ($/share)	~ ($0.15) to ($0.35)
1Q 2024 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $112	655.7	719.8	$10
Earnings up to $112	655.7	658.1	—
Net loss	655.7	655.7	—

FY 2024[1]
Available seat miles (ASMs)	~ Up mid-single digits (vs. 2023)
TRASM	~ Flat to -3% (vs. 2023)
CASM excluding fuel and net special items	~ +0.5% to +3.5% (vs. 2023)
Average fuel price (incl. taxes) ($/gal)	~ $2.50 to $2.75
Fuel gallons consumed (bil)	~ 4.30 to 4.50
Adjusted operating margin	~ 6% to 9%
Adjusted nonoperating expense ($ mil)	~ $1,425
Adjusted earnings/(loss) per diluted share ($/share)	~ $2.25 to $3.25
FY 2024 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $460	656.8	722.9	$43
Earnings up to $460	656.8	661.2	—
Net loss	656.8	656.8	—
Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.

2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per diluted share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive, and tax effects.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

GAAP to Non-GAAP Reconciliation
January 25, 2024
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs excluding fuel and net special items and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil, except ASM and CASM data)
	1Q 2024 Range[1]		FY 2024 Range[1]
	Low	High	Low	High
Total operating expenses	$12,063	$12,689	$49,288	$52,064
Less fuel expense	2,756	3,021	10,750	12,375
Less operating net special items	—	—	—	—
Total operating expense excluding fuel and net special items (non-GAAP)	$9,307	$9,668	$38,538	$39,689

Total CASM (cts)	17.42	17.99	16.90	17.85

Total CASM excluding fuel and net special items (cts) (non-GAAP)	13.44	13.71	13.22	13.61
Percentage change compared to 2023 (%)	~ 2.0%	~ 4.0%	~ 0.5%	~ 3.5%

Total ASMs (bil)[2]	69.2	70.5	291.6	291.6

Amounts may not recalculate due to rounding.
Notes:

1.	The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
2.	Solely for purposes of this reconciliation, the Company has assumed FY 2024 total ASMs up ~5% versus FY 2023.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Forward-Looking Statements
January 25, 2024
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.